Exhibit 99.2

© 2025 FARADAY FUTURE Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) Fiscal Third Quarter 2025 Earnings Presentation November 13, 2025 = © 2025 FARADAY FUTURE

LEGAL DISCLAIMERS

Faraday Future Faraday X

Forward Looking Statements
This presentation includes "forward looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this presentation, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward(looking statements. These forward(looking statements, which include statements regarding Faraday Future Intelligent Electric Inc.'s (the "Company's") "Bridge Strategy," the Company's growth strategy, fundraising activities and prospects, the development of markets in which the Company operates or seeks to operate, the production and delivery of the FF 91, the Faraday X(FX) brand, and future compliance with Nasdaq listing requirements, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward(looking statements. These forward-looking statements speak only as of the date of this call, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward(looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company's ability to continue as a going concern and improve its liquidity and financial position; the Company's ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company's ability to pay its outstanding obligations; the Company's ability to raise necessary capital, including but not limited to the capital required to fund production of the FF 91 and the Bridge Strategy; the Company's ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company's limited operating history and the significant barriers to growth it faces; the Company's history of losses and expectation of continued losses; the success of the Company's payroll expense reduction plan; the Company's ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company's estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company's vehicles; the Company's ability to cover future warrant claims; the success of other competing manufacturers; the performance and security of the Company's vehicles; current and potential litigation involving the Company; the Company's ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company's indebtedness; the Company's ability to cover future warranty claims; insurance coverage; general economic and market conditions impacting demand for the Company's products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company's control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company's operations in China; the success of the Company's remedial measures taken in response to the Special Committee findings; the Company's dependence on its suppliers and contract manufacturer; the Company's ability to develop and protect its technologies; the Company's ability to protect against cybersecurity risks; the ability of the Company to attract and retain employees; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company's stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the Company's Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 31, 2025 , and other documents filed by the Company from time to time with the SEC.

No Offer or Solicitation
This presentation shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

© 2025 FARADAY FUTURE

2

© 2025 FARADAY FUTURE TABLE OF CONTENTS 3 1. 2025 Q3 Overview 2. Q3 Financial Highlights 3. Subsequent Events 4. 2025 Q4 Outlook 5. Q&A 6. Appendix © 2025 FARADAY FUTURE

© 2025 FARADAY FUTURE 2025 Q3 OVERVIEW 4 © 2025 FARADAY FUTURE ▪ FX Super One Launch in the U.S. in July and subsequent launch in the UAE in October ▪ Successfully completed the first round of safety testing for upper interior occupant impact protection in vehicles ▪ FX Super One received non - binding preorders for more than 11,000 FX Super Ones in the U.S., and three non - binding preorders for more than 200 FX Super Ones in the UAE ▪ FFAI announced the closing of its $30 million investment in Qualigen Therapeutics, Inc. (NASDAQ: QLGN) ▪ Launched “EAI + Crypto” Dual - Flywheel & Dual - Bridge Ecosystem strategy ▪ Strengthened leadership team across key regions to support global operations

Faraday Future Faraday X

Q3 2025 HIGHLIGHTS

Global launch of the FX Super One in U.S. and UAE



11,000+

FX Super One Units Reserved Through Non-Binding Preorders

Closed **$30M** Investment in Qualigen Therapeutics Inc.

Trial FX assembly phase at Hanford factory

$136M
capital from financing

© 2025 FARADAY FUTURE

5

© 2025 FARADAY FUTURE 6 © 2025 FARADAY FUTURE OPERATIONS UPDATE Global Strategy • UAE Launch as part of "Third Pole" strategy • Andres Iniesta as first FX Co - Creation Officer • International market expansion Operation Systems • FX procurement agreement signed • "Dual flywheel" strategy • Leadership expansion Product, Technology, AI • FX Super One Launch in the UAE • AI Platform Innovation • U.S. FX assembly plan finalized • Increasing pre - orders in the U.S. and UAE Capital • $136 million from financing • $30 million investment in Qualigen • Stockperks program Increasing collaboration with partners, customers, and co - creators

© 2025 FARADAY FUTURE SUBSEQUENT EVENTS © 2025 FARADAY FUTURE 7 ▪ The Middle East Launch of the FX Super One took place on October 28, 2025 in the UAE ▪ Non - binding B2B pre - orders for more than 200 FX Super Ones from the UAE ▪ 11,000+ non - binding B2B pre - orders for FX Super One in the U.S. ▪ Finalized U.S. assembly plan at Hanford factory ▪ Ongoing safety assessment tests at the MGA facility for vehicle development ▪ Closed a strategic investment of $30 million in Qualigen Therapeutics Inc. ▪ New leaders added to strengthen investor relations, legal, and treasury

© 2025 FARADAY FUTURE 2025 Q3 FINANCIAL HIGHLIGHTS © 2025 FARADAY FUTURE 8 • Loss from Operations: Net Loss from Operations was $206.8 million , compared to $25.2 million in the same period in 2024. These changes reflect our investment in engineering, talent expansion, and strategic initiatives and alignment of the value of our assets rela ted to manufacturing. • Financing Cash Inflow: Financing activities generated $135.8 million in cash during the nine months ended September 30, 2025, a 144% increase from $55.7 million in the same period of the prior year. This marks the sixth consecutive quarter i n which financing inflows outpaced operating outflows that supports our operating runway and FX platform execution. • Financial Summary: Ongoing capital inflows continues to support the ramp - up of FX and FF vehicle production.

© 2025 FARADAY FUTURE 9 Q4 2025 OUTLOOK – STRATEGIC FOCUS 1 User Ecosystem Expansion Accelerate channel development for the FX Super One and increase pre - order volume 2 Product & AI Development Deploy AI including advanced voice and gesture interactions 3 Manufacturing Readiness Complete safety assessments and prepare vehicles 4 Global Market Execution Accelerate international market penetration 5 Operational Infrastructure Strengthen strategic and financial partnerships to enhance customer engagement Focus on FX Super One in the UAE and U.S.

© 2025 FARADAY FUTURE Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) Appendix November 13, 2025 = © 2025 FARADAY FUTURE

APPENDIX – Q3 2025 UNAUDITED CONSOLIDATED BALANCE SHEETS(1/2)

Faraday Future   Faraday X

(In thousands)	September 30, 2025	December 31, 2024
Assets		
Cash	$ 62,909	$ 7,144
Restricted cash	28	30
Digital assets	1,592	—
Accounts receivable	589	—
Short(term notes receivable	4,348	—
Inventory, net	11,633	27,486
Deposits and other current assets	20,195	37,221
Total current assets	113,691	71,881
Property, plant and equipment, net	164,610	348,587
Operating lease right(of(use asset, net	5,877	1,761
Intangible assets, net	3,290	1,042
Goodwill	26,307	—
Other non(current assets	334	2,129
Total assets	$ 314,109	$ 425,400
Liabilities and stockholders' equity		
Accounts payable	$ 61,881	$ 71,414
Accrued expenses and other current liabilities	60,669	45,677
Related party accrued expenses and other current liabilities	12,540	11,077
Warrant liabilities	42,671	28,864
Related party warrant liabilities	2,912	—
Accrued interest	—	25
Related party accrued interest	19,574	23,227
Other financing liabilities, current portion	899	761
Operating lease liabilities, current portion	2,110	2,128
Notes payable, current portion	7,450	4,224
Related party notes payable	2,940	5,310
Total current liabilities	213,646	192,707
Other financing liabilities, long term portion	45,633	38,698
Operating lease liabilities, long term portion	3,653	14
Notes payable, long term portion	71,452	45,264
Related party notes payable, long term portion	2,536	2,754
Derivative call options	15,416	29,709
Related party derivative call option	3,484	—
Other liabilities	1,737	1,287
Total liabilities	357,557	310,433

© 2024 FARADAY FUTURE

11

© 2025 FARADAY FUTURE APPENDIX – Q3 2025 UNAUDITED CONSOLIDATED BALANCE SHEETS(2/2) (In thousands) © 2024 FARADAY FUTURE 12 December 31, 2024 September 30, 2025 Stockholders' equity 6 16 Class A Common Stock, 0.0001 par value — — Class B Common Stock, 0.0001 par value — 1 Preferred Stock, 0.0001 par value — — Series B Preferred Stock, 0.0001 par value 4,421,563 4,587,541 Additional paid - in capital 7,744 6,186 Accumulated other comprehensive income (4,314,346) (4,671,487) Accumulated deficit 114,967 (77,743) Total stockholders' equity attributable to the Company — 34,295 Noncontrolling interest 114,967 (43,448) Total stockholders' equity 425,400 314,109 Total liabilities and stockholders’ equity

APPENDIX – Q3 2025 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

Faraday Future   Faraday X

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Revenue	$ 37	$ 9	$ 407	$ 304
Cost of revenue	34,256	21,453	82,549	63,110
Gross profit	(34,219)	(21,444)	(82,142)	(62,806)
Operating expenses				
Research and development	6,640	5,180	18,063	15,185
Sales and marketing	6,380	2,601	10,882	6,857
General and administrative	19,690	8,278	47,461	39,327
Settlement on accrued research and development expenses	—	(14,935)	—	(14,935)
Asset impairment, net	138,483	57	138,483	7,673
Loss (gain) on disposal of property, plant, and equipment	1,395	2,582	1,715	2,511
Total operating expenses	172,588	3,763	216,604	56,618
Loss from operations	(206,807)	(25,207)	(298,746)	(119,424)
Change in fair value of notes payable, warrant liabilities, and derivative call options	31,341	8,287	36,721	28,927
Change in fair value of related party notes payable, warrant liabilities, and derivative call options	2,144	654	(3,283)	315
Loss on settlement of notes payable	(46,517)	(59,128)	(84,895)	(117,509)
Loss on settlement of related party notes payable	—	—	(3,040)	(14,295)
Interest expense	(2,244)	(1,442)	(5,358)	(5,386)
Related party interest expense	—	(1,212)	—	(7,812)
Other (loss) income, net	(99)	361	1,475	599
Loss before income taxes	(222,182)	(77,687)	(357,126)	(234,585)
Income tax expense	(5)	1	(15)	(3)
Net loss	$ (222,187)	$ (77,686)	$ (357,141)	$ (234,588)

© 2025 FARADAY FUTURE

13

© 2025 FARADAY FUTURE APPENDIX – Q3 2025 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS(1/2) 14 (In thousands) Nine Months Ended September 30 2024 2025 Cash flows from operating activities (234,588) (357,141) Net loss Adjustments to reconcile net loss to net cash used in operating activities: 53,504 56,542 Depreciation and amortization expense 1,947 2,199 Amortization of operating lease right(of(use assets 2,030 2,825 Non(cash interest expense — 383 Loss (gain) on digital assets, net 2,511 1,715 Loss (gain) on disposal of property and equipment 7,673 138,483 Asset Impairment loss 2,252 2,492 Stock(based compensation — 14,385 Reserve on inventory 117,509 84,895 Loss from settlement of notes payable 14,295 3,040 Loss from settlement of related party notes payable — (295) HSL s.l.r . settlement adjustment (14,935) — Settlement on accrued research and development expense (28,927) (36,721) Change in fair value of notes payable, warrant liabilities, and derivative call options (315) 3,283 Change in fair value of related party notes payable and related party warrant liabilities (40) — Loss(gain) on foreign exchange 366 252 Other Changes in operating assets and liabilities: — (589) Accounts receivables 1,157 2,583 Deposits 6,949 1,468 Inventory (1,736) (10,838) Accounts payable 7,554 17,643 Accrued expenses and other current and non(current liabilities 3,612 1,303 Related party accrued expenses and other current and non(current liabilities 7,544 — Related party accrued interest expense 1,976 — Financial lease liabilities — (2,684) Operating lease liabilities (2,134) (4,394) Other current and non(current assets (51,796) (79,171) Net cash used in operating activities

© 2025 FARADAY FUTURE APPENDIX – Q3 2025 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS(2/2) © 2024 FARADAY FUTURE 15 (In thousands) Nine Months Ended September 30 2024 2025 Cash flows from investing activities — 8,777 Investment in Qualigen Therapeutics, Inc., net of cash 87 — Proceeds from the sale of equipment — (10,500) Purchase of digital assets — 8,525 Sale of digital assets (659) (6,525) Payments for property and equipment (572) 277 Net cash used in investing activities Cash flows from financing activities 54,021 132,391 Proceeds from notes payable, net of original issuance discount — 4,802 Proceeds from other financial obligations 3,075 4,731 Proceeds from related party notes payable, net of original issuance discount — 1,441 Proceeds from exercise of warrants (101) (4,482) Payments of notes payable and other financing obligations (1,310) (2,540) Payments of notes payable issuance costs — (560) Payments of related party notes payable 55,685 135,783 Net cash provided by financing activities 7 (1,126) Effect of exchange rate changes on cash and restricted cash 3,324 55,763 Net (decrease) increase in cash and restricted cash 4,025 7,174 Cash and restricted cash, beginning of period 7,349 62,937 Cash and restricted cash, end of period

© 2025 FARADAY FUTURE Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI) Q & A November 13, 2025 = © 2025 FARADAY FUTURE